UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

Magnachip Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Magnachip Semiconductor, Ltd.

15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu

Cheongju-si, Chungcheongbuk-do, 28581, Republic of Korea

(Address of principal executive offices)

Not Applicable

(Zip Code)

+82 (2) 6903-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 23, 2025, Magnachip Semiconductor Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report that Theodore S. Kim will depart from his employment and executive officer roles with the Company, effective October 22, 2025. This Amendment No.1 on Form 8-K/A is being filed to supplement the disclosure contained in Item 5.02 of the Original Form 8-K, including the date of departure and the provision of the executed Separation Agreement entered into by and among the Company, Magnachip Semiconductor, Ltd. (“MSK”), which is the Company’s Korean operating subsidiary, and Mr. Theodore Kim, and to file the Separation Agreement as Exhibit 10.1 hereto. The remainder of the Original Form 8-K is unchanged.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously-announced departure of Theodore S. Kim, the Company’s Chief Compliance Officer, General Counsel and Secretary, the Company, MSK and Mr. Kim entered into a separation agreement dated as of September 9, 2025 (the “Separation Agreement”), pursuant to which Mr. Kim will resign all of his positions with the Company and each of the Company’s subsidiaries, including MSK, on September 9, 2025 and will end his employment with the Company and such subsidiaries effective at the end of October 21, 2025 (the “Separation Date”), and the Company has agreed to the following:

(i) the Company will pay Mr. Kim a cash severance payment equal to twelve times his monthly base salary, payable ratably over a period of twelve months after the Separation Date (with the first payment being paid two months after the Separation Date), together with any annual bonus earned for calendar year 2025, which shall be prorated on a daily basis, (ii) any outstanding unvested equity awards held by Mr. Kim will be treated in accordance with the terms set forth in the Company’s applicable equity incentive plan and the applicable award agreements, solely for the purpose of this clause (ii), as if Mr. Kim’s separation was deemed to be “termination without Cause” under the applicable equity incentive plan and such award agreements, and (iii) Mr. Kim will be entitled to a temporary continuation of certain expatriate benefits beyond the Separation Date (collectively, the “Separation Benefits”). The Separation Benefits are contingent on the execution and non-revocation of the Release of Claims (as defined below) and Mr. Kim’s compliance with all other terms of his Confidentiality Agreement, Proprietary Information and Invention Assignment Agreement, the Separation Agreement and the Release of Claims.

In connection with the Separation Agreement, Mr. Kim also entered into a release with the Company whereby Mr. Kim released all claims he may have against the Company or their respective affiliates, subsidiaries, representatives and other related parties in exchange for the Separation Benefits and the other applicable severance benefits set forth in the Separation Agreement (the “Release of Claims”).

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit No.	Description

10.1	Separation Agreement, dated as of September 9, by and among Magnachip Semiconductor Corporation, Magnachip Semiconductor, Ltd., and Theodore S. Kim.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: September 9, 2025	By:	/s/ Shin Young Park
Shin Young Park
Chief Financial Officer